Letter of Confirmation of Related Party Loans

Party A: Universal Solar Technology, Inc. (including its wholly-owned subsidiaries, Kuong U Science & Technology (Group) Ltd. and Nanyang Universal Solar Technology Co., Ltd. (“NUST”))

Party B: Wensheng Chen

Party C: Zhuhai Yuemao Laser Facility Engineering Co., Ltd.

Party D: Yuemao Science & Technology Group

Whereas:

1. Party A is a public company trading on OTC BB;

2. Party B is the Chief Executive Officer and Chairman of Board of Directors of Party A;

3. Party B is the legal representative of Party C;

4. Party B is the legal representative of Party D;

5. Party B, Party C and Party D provide funds to Party A in the form of related party loans.

Party A, Party B, Party C and Party agree that all loans provided by Party B, Party C and Party D to Party A shall be due on December 31, 2016. All loans provided by Party B, Party C and Party D to Party A will bear interest at the interest rate of 3.50% per annum. Party A can make payment of accrued interest when its cash flow circumstance allows.

Party A: Universal Solar Technology, Inc.

/s/ Wensheng Chen

Party B: Wensheng Chen

/s/ Wensheng Chen

Party C: Zhuhai Yuemao Laser Facility Engineering Co., Ltd.

/s/ Wensheng Chen

Party D: Yuemao Science & Technology Group

/s/ Wensheng Chen